UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2007

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:     (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 17, 2007, CBS Corporation (“CBS” or the “Company”) entered into a letter agreement with Leslie Moonves, President and Chief Executive Officer of the Company, amending the terms of his employment agreement dated July 1, 2004 and the amendment thereto dated June 14, 2005 (collectively, the “Employment Agreement”). The letter agreement is intended to amend the Employment Agreement to reflect the operation of CBS as a separate company following the separation of former Viacom Inc. (“Viacom”) into CBS Corporation and new Viacom Inc. on December 31, 2005.

The letter agreement provides, among other things, that all references in the Employment Agreement to Viacom and CBSCO are deleted and replaced by CBS, except where the historical context of the provision requires the name of the company to be read as Viacom or CBSCO. Further, it states that the heads of CBS’s four reportable segments and its business units and operating divisions report solely and directly to Mr. Moonves, unless he determines otherwise. The letter agreement also provides that during Mr. Moonves’ employment term, and while he holds the title of President and Chief Executive Officer, the Company’s Board of Directors shall nominate him for reelection to the Board at the expiration of each term of office and Mr. Moonves agrees to serve on the Board for each period for which he is elected. Finally, it stipulates that Mr. Moonves will be required to provide services to the Company in both Los Angeles and New York City and, notwithstanding his “Good Reason Termination” provision in the Employment Agreement, the requirement that Mr. Moonves renders service in New York City shall not be grounds for a “Good Reason Termination,” and beginning with and for the calendar year 2007, the Company will fully reimburse Mr. Moonves respecting any net incremental New York state and local taxes and fees he incurs and such amount shall be reviewed and validated by the Compensation Committee of the Board of Directors.

Except as expressly provided for in the letter agreement, Mr. Moonves’ Employment Agreement has not been otherwise modified and will continue in full force and effect.

The foregoing description is qualified in its entirety by reference to the letter agreement, which is attached to this Form 8-K as Exhibit 10. A copy of the employment agreement, dated July 1, 2004, between the Company and Leslie Moonves has been filed with the Securities and Exchange Commission as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed July 22, 2004, and a copy of the letter agreement, dated June 14, 2005, amending the employment agreement, dated July 1, 2004, between the Company and Leslie Moonves has been filed with the Securities and Exchange Commission as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed June 17, 2005.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following Exhibit is filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit
10	Letter Agreement, dated August 17, 2007, between the Company and Leslie Moonves

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION
(Registrant)

By:	/s/ Louis J. Briskman
	Name:	Louis J. Briskman
	Title:	Executive Vice President and
General Counsel

Date: August 23, 2007

Exhibit Index

Exhibit Number	Description of Exhibit
10	Letter Agreement, dated August 17, 2007, between the Company and Leslie Moonves